FORM 10-Q
                                     Item 5
                                  Exhibit 15.0

                       INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
Handex Environmental Recovery, Inc.
     and Subsidiaries

We have reviewed the condensed consolidated balance sheet of Handex Environmental Recovery, Inc. and subsidiaries as of April 1, 1995, and the related condensed consolidated statements of income and cash flows for the three-month periods ended April 1, 1995 and April 2, 1994. These condensed consolidated financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope that an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Handex Environmental Recovery, Inc. and subsidiaries as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 17, 1995, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of Decenber 31, 1994, is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


KPMG Peat Marwick LLP




Cleveland, Ohio
April 28, 1995